UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013

SUSTAINABLE ENVIRONMENTAL TECHNOLOGIES CORPORATION

(Exact name of Registrant as specified in its charter)

California	000-254888	33-0230641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2345 W. Foothill Blvd., Suite #12

Upland, CA 91786

(Address of principal executive offices, including zip code)

(801) 810-9888

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[_] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

On November 7, 2013, Sustainable Environmental Technologies Corporation, a California corporation (the “Company”) reported in a Current Report on Form 8-K that it entered into a form of an agreement of merger with HJG Holdings, LLC, a California limited liability company (“HJG”). Attached hereto as Exhibit 10.1, is the final certificate of merger, and agreement of merger as filed with the California Secretary of State on December 12, 2013.

Item 8.01 Other events

On December 13, 2013, the Company received confirmation from the Financial Industry Regulatory Authority (“FINRA”) has announced that the Company had merged with HJG Holdings, LLC, a California limited liability company and as of December 16, 2013, the ticker symbol “SETS”, shall be deleted from the OTC Marketplace.

Immediately after the filing of this Current Report on Form 8-K, the Company will file a notice of termination of registration on Form 15 with the U.S. Securities and Exchange Commission (“SEC”) to deregister its Common Stock from the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

In regards to payment information for any Company shareholders, please contact the Company’s payment agent, Broadridge Corporate Issuer Solutions, at 1-800-733-1121 or at www.shareholder.broadridge.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Final Certificate of Merger and Agreement of Merger, as filed with the California Secretary of State on December 12, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sustainable Environmental Technologies Corporation

By:	/s/ Keith Morlock
Keith Morlock, Chief Executive Officer

Dated: December 16, 2013